                                                                    EXHIBIT 23.3

                                  CONSENT OF
                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

     We hereby consent to (i) the inclusion of our opinion letter, dated September 10, 1996, to the Board of Directors of Enserch Exploration, Inc. (the "Company") as Annex B to the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") relating to the merger of the Company with and into Lone Star Energy Plant Operations, Inc. ("LSEPO"), which constitutes a part of the Registration Statement on Form S-4 of LSEPO, and (ii) all references to Donaldson, Lufkin & Jenrette Securities Corporation in the sections of the Proxy Statement/Prospectus captioned "Summary" and "The Merger." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                       DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION